Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GENERAL MOTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

2007 Annual Meeting Admission Ticket This ticket will admit stockholder and one guest. (See reverse side.)
000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Internet and Telephone Voting Instructions
Instead of voting by mail, you may choose one of the two
following voting methods to vote your proxy.

INTERNET
∙ Log on to the Internet and go to
  www.investorvote.com/gm
∙ Follow the steps outlined on the secured Web site.

TELEPHONE

∙ Call toll-free 800-652-8683. Outside the United States,

  Canada, or Puerto Rico, call 781-575-2300.

∙ Follow the instructions provided by the recorded message.

If you vote by Internet or telephone, do not mail
this proxy/voting instruction card.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy/Voting Instruction Card	123456	C0123456789	12345

êDETACH HERE IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL.ê

GM Proposals — The Board of Directors recommends a vote FOR Items 1-4. This proxy/voting instruction card will be voted “FOR” Items 1-4 if no choice is specified.

+

1. Election of Directors.	01 - P. N. Barnevik	02 - E. B. Bowles	03 - J. H. Bryan	04 - A. M. Codina	05 - E. B. Davis, Jr.
	06 - G. M.C. Fisher	07 - K. Katen	08 - K. Kresa	09 - E. J. Kullman	10 - P. A. Laskawy
	11 - K.V. Marinello	12 - E. Pfeiffer	13 - G. R. Wagoner, Jr.

☐	Mark here to vote FOR all Nominees
☐	Mark here to WITHHOLD vote from all Nominees	01	02	03	04	05	06	07	08	09	10	11	12	13
☐	For All Nominees, EXCEPT - To withhold a vote for one or more Nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
2. Ratification of Selection of Deloitte & Touche for Year 2007	☐	☐	☐	3. 2007 Annual Incentive Plan	☐	☐	☐	4. 2007 Long-Term Incentive Plan	☐	☐	☐

Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 5-14.

This proxy/voting instruction card will be voted “AGAINST” Items 5-14 if no choice is specified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
5. Disclosure of Political Contributions	☐	☐	☐	6. Limit on Directorships of GM Board Members	☐	☐	☐	7. Greenhouse Gas Emissions	☐	☐	☐
8. Cumulative Voting	☐	☐	☐	9. Stockholder Approval of a “Poison Pill”	☐	☐	☐	10. Special Stockholder Meetings	☐	☐	☐
11. Performance-Based Equity Compensation	☐	☐	☐	12. Recouping Unearned Incentive Bonuses	☐	☐	☐	13. Optimum Board Size	☐	☐	☐
14. Simple Majority Vote	☐	☐	☐

If you are voting by mail, you must date and sign in appropriate boxes on reverse side.

■	C 1234567890 J N T 1 U P X 0 1 2 2 7 1 3	+

2007 Annual Meeting of Stockholders Admission Ticket Tuesday, June 5, 2007, 9 a.m. local time Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

General Directions

From Philadelphia on I-95 South

1. Take I-95 South to Exit 7A marked “52 South, Delaware Avenue.”

2. Follow 11th Street in the middle lane through six traffic lights.
Hotel du Pont is on the right.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Avenue.”

2. From right lane, take Exit 7 onto Adams Street.

3. At third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

Please present this ticket and government-issued photograph identification for admission to the meeting.

Stockholders and guests are responsible for their parking. Self-parking is available at Hotel du Pont Car Park located on Orange Street near the corner of 12th Street. Valet parking is available at the hotel entrance.

êPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.ê

+

General Motors Corporation Proxy/Voting Instruction Card

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders

Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

Tuesday, June 5, 2007, 9 a.m. local time

The undersigned authorizes G. Richard Wagoner, Jr., Frederick A. Henderson, and Robert A. Lutz, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for directors: (01) P. N. Barnevik, (02) E. B. Bowles, (03) J. H. Bryan, (04) A. M. Codina, (05) E. B. Davis, Jr., (06) G. M.C. Fisher, (07) K. Katen, (08) K. Kresa, (09) E. J. Kullman, (10) P. A. Laskawy, (11) K. V. Marinello, (12) E. Pfeiffer, and (13) G. R. Wagoner, Jr.*, upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2007 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. Please sign, date, and return all proxy cards you receive.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; just sign, date, and return this proxy in the enclosed envelope.

Please see the reverse side for Internet and telephone voting instructions.

*Numbers refer to director nominee voting codes.

Authorized Signature(s)

You must date and sign exactly as name(s) appears on reverse side. Multiple owners must all sign. When signing as attorney, executor, administrator, trustee, guardian, custodian, or in any other representative capacity, give full title. Please keep signature(s) within the box(es).

Date (mm/dd/yyyy)	Signature 1	Signature 2 — All other stockholders on account
/ /
■		+